EXHIBIT 99.1

January 15, 2009 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

   Ohio Valley Banc Corp. Reports 4th Quarter and Fiscal Year Earnings Growth

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the "Company") reported consolidated net income for the quarter ended December 31, 2008 of $1,547,000, an increase of $544,000, or 54.2 percent, from the $1,003,000 earned for the fourth quarter of 2007. Earnings per share for the fourth quarter of 2008 were $.39, up 62.5 percent from the prior year fourth quarter. For the year ended December 31, 2008, net income was $7,128,000, an increase of $831,000, or
13.2 percent, from the $6,297,000 earned the prior year. Earnings per share were $1.77 for the year of 2008 versus $1.52 for the year of 2007, an increase of $.25, or 16.4 percent. Return on average assets and return on average equity both increased to .91 percent and 11.62 percent, respectively, for the twelve months ended December 31, 2008, as compared to .82 percent and 10.40 percent, respectively, for the same period in the prior year.

     Net interest income, the Company's largest revenue source, contributed to the increase in earnings. For the year ended December 31, 2008, net interest income increased $2,178,000, or 7.6 percent, from the same period last year. The fourth quarter 2008 net interest income was up $466,000, or 6.4 percent, from the fourth quarter of 2007. The increase in net interest income was attributable to a higher net interest margin in conjunction with the Company's growth in earning assets for the year. The net interest margin for the year ended December 31, 2008 was 4.23 percent, compared to 3.99 percent for the same period the prior year. The net interest margin improvement was related to the balance sheet being positioned to benefit from the declining interest rate environment, which produced a greater decrease in the cost of funds than in the yield on earning assets. Since September 2007, the Federal Reserve has decreased short-term interest rates 10 times for a total of 500 basis points. The Company's average earning assets for 2008 were up $10,834,000, or 1.5 percent, from the same period in 2007.

     Supplementing the increase in revenue from net interest income was the increase in noninterest income. Noninterest income totaled $6,211,000 for the year ended December 31, 2008, as compared to $5,236,000 for the same period last year, an increase of 18.6 percent. For the three months ended December 31, 2008, noninterest income totaled $1,466,000 and was up 59.2 percent from 2007's fourth quarter. The increase in noninterest income was related to the decline in loss on sale of real estate acquired through foreclosure. For 2008, the loss on sale of foreclosed real estate was only $31,000, a decrease of $746,000 from the prior year. The decrease is primarily related to the liquidation of a single piece of commercial real estate during the fourth quarter of 2007, which generated a loss of $686,000. Additional revenue growth was realized from facilitating the clearing of tax refunds for a tax software provider. With continued growth in transaction volume, the associated fee income increased
$163,000, or over 148 percent, from 2007. In addition, service charges on deposit accounts increased due to a higher volume of overdrafts occurring in 2008, which increased overdraft fees $163,000 from the prior year. Lastly, interchange fees earned on transactions utilizing the Company's Jeanie(R) Plus debit card increased $106,000.

     Noninterest expense totaled $23,343,000 for the year of 2008, an increase of $760,000, or 3.4 percent, when compared to the previous year. Noninterest expense for the fourth quarter of 2008 decreased $195,000, or 3.3 percent, from the fourth quarter in 2007. Salaries and employee benefits, the Company's largest noninterest expense, was up $1,030,000, or 7.9 percent, for the year of 2008, as compared to the year of 2007. Contributing to the increase was annual cost of living adjustments, an increase in incentive compensation due to higher corporate performance, and an increase in health insurance benefits. Also, during 2008, the Company experienced an increase in FDIC insurance premiums of $198,000 over 2007. Contributing to noninterest expense savings from 2007 were lower foreclosure costs of $487,000 and lower data processing expense for the Company's debit card of $159,000. Overall, management was pleased with the cost containment demonstrated during 2008.

     The ratio of nonperforming loans to total loans was .84 percent at December 31, 2008 compared to .57 percent at December 31, 2007. For the year ended December 31, 2008, management provided $3,716,000 to the allowance for loan losses, which represented an increase of $1,464,000 over the same period last year. For the three months ended December 31, 2008, management provided $1,406,000 to the allowance for loan losses, an increase of $488,000 from the same period the prior year. The increase in provision expense was related to an increase in nonperforming loans since year end 2007. Although the balance of nonperforming loans was up, the balance of net charge-offs was down. For the year ended December 31, 2008, net charge-offs were down $2,273,000 from the year ended December 31, 2007, primarily due to the significant decrease in commercial loan charge-offs. The ratio of net charge-offs to average loans was .42 percent for 2008, compared to .78 percent for 2007. Based on the evaluation of the adequacy of the allowance for loan losses, management believes that the allowance for loan losses at December 31, 2008 was adequate and reflects probable incurred losses in the portfolio. The allowance for loan losses was
1.24 percent of total loans at December 31, 2008, compared to 1.06 percent at December 31, 2007.

     "I want to commend our 275 employees for delivering significant improvement in nearly every Ohio Valley Banc Corp. performance category," stated Jeffrey E. Smith, President and CEO. "These results indicate community banking in rural America can still be successful even in a challenged economy. While their significant increases in earnings and earnings per share on both a quarterly and year-to-date basis are noteworthy, their management of asset quality is perhaps their greatest success in 2008. A nonperforming loans to total loans ratio of 84 basis points demonstrates the disciplined approach of our lenders, collectors and lawyers."

     "While the above measures are important, perhaps of greatest importance to our nearly 30,000 deposit customers and 2,000 shareholders alike is the fact that Ohio Valley Banc Corp. enjoys the regulatory distinction of being classified a well capitalized institution. At December 31, 2008, the Tier 1 leverage ratio was 9.77 percent, in spite of the fact that Ohio Valley Banc Corp. chose not to participate in the U.S. Treasury TARP Capital Purchase Plan."

     Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with six consumer finance offices in Ohio; and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events. See Item 1.A. "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for further discussion of the risks affecting the business of the Company and the value of an investment in its shares.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                        Three months ended                    Twelve months ended
                                                           December 31,                          December 31,
                                                      2008              2007               2008               2007
                                                   ------------      ------------       ------------     ---------------
PER SHARE DATA
  Earnings per share                                     $0.39             $0.24              $1.77               $1.52
  Dividends per share                                    $0.19             $0.18              $0.76               $0.71
  Book value per share                                  $15.83            $15.10             $15.83              $15.10
  Dividend payout ratio (a)                             48.90%            73.28%             42.94%              46.66%
  Weighted average shares outstanding                3,982,107         4,079,932          4,018,367           4,131,621

PERFORMANCE RATIOS
  Return on average equity                               9.92%             6.52%             11.62%              10.40%
  Return on average assets                               0.80%             0.51%              0.91%               0.82%
  Net interest margin (b)                                4.32%             4.00%              4.23%               3.99%
  Efficiency ratio (c)                                  62.10%            71.91%             62.51%              66.05%
  Average earning assets (in 000's)                   $723,246          $733,834           $735,877            $725,043

(a) Total dividends paid as a percentage of net income.
(b) Fully tax-equivalent net interest income as a percentage of average earning assets.
(c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                        Three months ended                    Twelve months ended
(in $000's)                                                December 31,                          December 31,
                                                      2008              2007               2008               2007
                                                   ------------      ------------       ------------     ---------------
Interest income:
     Interest and fees on loans                  $      11,307     $      12,794      $      47,272    $         50,671
     Interest and dividends on securities                  982             1,147              4,261               4,276
          Total interest income                         12,289            13,941             51,533              54,947
Interest expense:
     Deposits                                            3,566             5,372             16,636              21,315
     Borrowings                                            972             1,284              4,192               5,105
          Total interest expense                         4,538             6,656             20,828              26,420
Net interest income                                      7,751             7,285             30,705              28,527
Provision for loan losses                                1,406               918              3,716               2,252
Noninterest income:
     Service charges on deposit accounts                   750               790              3,073               2,982
     Trust fees                                             56                58                240                 230
     Income from bank owned insurance                      199               242                775                 757
     Gain on sale of loans                                  17                20                127                 102
     Gain (loss) on sale of other real estate owned       ----              (692)               (31)               (777)
     Other                                                 444               503              2,027               1,942
          Total noninterest income                       1,466               921              6,211               5,236
Noninterest expense:
     Salaries and employee benefits                      3,647             3,397             14,075              13,045
     Occupancy                                             390               368              1,562               1,467
     Furniture and equipment                               296               276              1,048               1,086
     Data processing                                        66               218                773                 844
     Other                                               1,390             1,725              5,885               6,141
          Total noninterest expense                      5,789             5,984             23,343              22,583
Income before income taxes                               2,022             1,304              9,857               8,928
Income taxes                                               475               301              2,729               2,631
NET INCOME                                       $       1,547     $       1,003      $       7,128    $          6,297

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)                                                          December 31,      December 31,
                                                                                           2008               2007
                                                                                      --------------   -----------------
ASSETS
Cash and noninterest-bearing deposits with banks                                      $      16,650    $         15,584
Federal funds sold                                                                            1,031               1,310
     Total cash and cash equivalents                                                         17,681              16,894
Interest-bearing deposits in other financial institutions                                       611                 633
Securities available-for-sale                                                                75,340              78,063
Securities held-to-maturity
  (estimated fair value:  2008 - $17,241; 2007 - $15,764)                                    16,986              15,981
Federal Home Loan Bank stock                                                                  6,281               6,036
Total loans                                                                                 630,391             637,103
  Less:  Allowance for loan losses                                                           (7,799)             (6,737)
     Net loans                                                                              622,592             630,366
Premises and equipment, net                                                                  10,232               9,871
Accrued income receivable                                                                     3,172               3,254
Goodwill                                                                                      1,267               1,267
Bank owned life insurance                                                                    18,153              16,339
Other assets                                                                                  8,793               4,714
          Total assets                                                                $     781,108    $        783,418

LIABILITIES
Noninterest-bearing deposits                                                          $      85,506    $         78,589
Interest-bearing deposits                                                                   506,855             510,437
     Total deposits                                                                         592,361             589,026
Securities sold under agreements to repurchase                                               24,070              40,390
Other borrowed funds                                                                         76,774              67,002
Subordinated debentures                                                                      13,500              13,500
Accrued liabilities                                                                          11,347              11,989
          Total liabilities                                                                 718,052             721,907

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000 shares authorized; 2008 - 4,642,748
  shares issued, 2007 - 4,641,747 shares issued)                                              4,643               4,642
Additional paid-in capital                                                                   32,683              32,664
Retained earnings                                                                            40,752              37,763
Accumulated other comprehensive income (loss)                                                   690                (115)
Treasury stock at cost (2008 - 659,739 shares, 2007 - 567,403 shares)                       (15,712)            (13,443)
          Total shareholders' equity                                                         63,056              61,511
               Total liabilities and shareholders' equity                             $     781,108    $        783,418